Exhibit 99.1
FOR IMMEDIATE RELEASE
COMARCO REPORTS FISCAL 2009 FOURTH QUARTER AND
FULL YEAR FINANCIAL RESULTS
Conference Call Today at 11:00 a.m. Eastern Time
LAKE FOREST, Calif., May 1, 2009 – Comarco, Inc. (NASDAQ: CMRO) today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2009. As previously announced, Comarco sold its call box business during the second quarter of fiscal 2009 and its Wireless Test Solutions (“WTS”) business during the fourth quarter of fiscal 2009. In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the results of the call box business and WTS business are now presented as discontinued operations for all periods presented below.
“We made excellent progress during fiscal 2009 executing on our strategic plan,” said Sam Inman, President and Chief Executive Officer of Comarco. “We completed the sales of our call box and WTS businesses, introduced our new ChargeSource® cost-optimized ‘slim and light’ universal power adapter, established a strong relationship with Lenovo, and recently entered into a significant exclusive supply agreement with Targus Group, a leading retail distributor of mobile computing products worldwide. We also made progress in rationalizing our manufacturing costs and expense structure and strengthening our financial flexibility. These accomplishments have positioned us very well for the next phase of our strategy.”
“Over the next fiscal year, Comarco will focus on building our worldwide retail presence through Targus, expanding our relationship with Lenovo, and continuing to pursue another win in the OEM marketplace,” continued Mr. Inman. “With sufficient cash, $5 million of potential borrowings under our credit facility, and no debt, we believe we have the resources that position us well to pursue our plans. As we ramp up our expected product shipments to Targus and Lenovo in the coming months, we anticipate a meaningful rise in revenue and an improved bottom-line compared to fiscal 2009.”
Revenue for the fourth quarter of fiscal 2009, which includes only the ChargeSource operation, was $3.3 million compared with $2.5 million for the fourth quarter of fiscal 2008. The Company reported a net loss from continuing operations of $0.4 million or $(0.05) per share for the recent fourth quarter compared with a net loss from continuing operations of $3.7 million or $(0.50) per share, for the fourth quarter of the prior fiscal year. The Company reported net income of $3.2 million, or $0.44 per share, for the fiscal 2009 fourth quarter compared with a net loss of $3.6 million, or $(0.49) per share, for the fourth quarter of the prior fiscal year. Included in the results for the fiscal 2009 fourth quarter was income from discontinued operations, net of tax, of $3.6 million. During the fourth quarter of the 2009 fiscal year, the Company reclassified approximately $0.9 million of legal fees relating to the sale of WTS from selling, general and administrative expenses to offset the gain recorded upon completion of the sale during the fourth quarter, presented in income from discontinued operations.
For the full fiscal year 2009, revenue, which includes only the ChargeSource operation, totaled $13.5 million compared with $5.4 million in fiscal 2008. The Company reported a net loss from continuing operations of $9.7 million or $(1.32) per share for the recent fiscal year compared with a net loss from continuing operations of $10.2 million or $(1.38) per share, for the prior fiscal year. The net loss for fiscal 2009 was $4.5 million or $(0.61) per share versus a net loss of $10.0 million, or $(1.36) per
25541 Commercentre Drive Lake Forest, CA 92630 Office: (949) 599-7400 Fax: (949) 599-1415

share, for fiscal 2008. The Company had $14.1 million in cash and no long-term debt at January 31, 2009.
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements, including, but not limited to, our statements about having the resources necessary to pursue our plans and an anticipated rise in revenue and improved bottom-line. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of general economic and retail uncertainty and perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly and seasonal fluctuations in our revenue or other operating results; fluctuations in the demand for our products and the fact that a significant portion of our revenue is derived from a limited number of customers; unexpected difficulties and delays associated with our efforts to obtain cost reductions and achieve higher sales volumes for our ChargeSource® products; failure to accurately forecast customer demand and the risk that our customers may cancel their orders, change production quantities or delay production; the fact that our products are complex and have short life cycles and the average selling prices of our products will likely decrease over their sales cycles; disruptions in our relationships with our suppliers; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels, risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2009.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.
Earnings Conference Call
Comarco will host a conference call to discuss the financial results for the fiscal fourth quarter and full year ended January 31, 2009 and current corporate developments at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, May 1, 2009. The dial-in number to access the conference call is (877) 941-2333 for domestic callers or (480) 629-9723 for international callers. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 406-7325 for domestic callers or (303) 590-3030 for international callers, both using passcode 4060811#. A Web archive will be made available at www.comarco.com following the call’s conclusion.
25541 Commercentre Drive Lake Forest, CA 92630 Office: (949) 599-7400 Fax: (949) 599-1415

About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of universal mobile power products used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Douglas Sherk/Jenifer Kirtland
President and CEO	VP and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7444	(949) 599-7446	(415) 896-6820
saminman@comarco.com	whickman@comarco.com	dsherk@evcgroup.com
25541 Commercentre Drive Lake Forest, CA 92630 Office: (949) 599-7400 Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	January 31,		January 31,
	(Unaudited)		(A)
	2009	2008	2009	2008
Revenue	$3,307	$2,454	$13,521	$5,434
Cost of revenue	4,667	3,458	15,089	7,602

Gross loss	(1,360)	(1,004)	(1,568)	(2,168)
Selling, general and administrative expenses	645	2,079	8,776	6,905
Engineering and support expenses	736	899	2,843	2,642

Operating loss	(2,741)	(3,982)	(13,187)	(11,715)
Other income, net	7	143	113	842

Loss from continuing operations before income taxes	$(2,734)	$(3,839)	$(13,074)	$(10,873)
Income tax benefit	2,326	145	3,375	707

Net loss from continuing operations	$(408)	$(3,694)	$(9,699)	$(10,166)
Income from discontinued operations, net of tax	3,607	128	5,234	182

Net income (loss)	$3,199	$(3,566)	$(4,465)	$(9,984)

Basic and diluted income (loss) per share:
Net loss from continuing operations	$(0.05)	$(0.50)	$(1.32)	$(1.38)
Net income from discontinued operations	0.49	0.01	0.71	0.02

	$0.44	$(0.49)	$(0.61)	$(1.36)

Weighted average common shares outstanding:
Basic	7,327	7,327	7,327	7,338

Diluted	7,327	7,327	7,327	7,338

Common shares outstanding	7,327	7,327	7,327	7,327

(A)	Derived from the audited consolidated financial statements.
25541 Commercentre Drive Lake Forest, CA 92630 Office: (949) 599-7400 Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2009(A)	2008 (A)
ASSETS
Current Assets:
Cash and cash equivalents	$14,144	$17,011
Short-term investments	—	336
Accounts receivable, net	4,145	1,746
Inventory, net	1,232	439
Current assets of discontinued operations	—	7,061
Other current assets	691	682

Total current assets	20,212	27,275
Property and equipment, net	1,279	2,225
Restricted cash	77	250
Non-current assets of discontinued operations	—	2,831

	$21,568	$32,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,501	$651
Deferred revenue	77	43
Deferred compensation	—	336
Current liabilities of discontinued operations	—	4,739
Accrued liabilities	3,092	3,783

Total current liabilities	4,670	9,552
Tax liability: FIN 48	86	86
Deferred rent	182	573
Non-current liabilities of discontinued operations	—	1,552
Deferred revenue	9	3

Total liabilities	4,947	11,766

Stockholders’ equity	16,621	20,815

	$21,568	$32,581

(A)	Derived from the audited consolidated financial statements.
25541 Commercentre Drive Lake Forest, CA 92630 Office: (949) 599-7400 Fax: (949) 599-1415